UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 310 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, Pacific Office Properties Trust, Inc. (the “Company”) appointed Michael Burer, 34, as the Company’s Executive Vice President of Operations, overseeing all property-level operations, including capital investment and leasing, across the Company’s portfolio.

Prior to his appointment as our Executive Vice President of Operations, Mr. Burer has served as Vice President of Pacific Office Management, Inc., our external advisor (the “Advisor”), since December 2008, and as Senior Vice President of Finance for The Shidler Group, our founder, since March 2006.  In that capacity, Mr. Burer managed the day-to-day operations of the accounting department and played an integral role in the acquisition, financing and disposition process.  From March 2003 to March 2006, Mr. Burer served as controller of The Shidler Group.  Prior to joining The Shidler Group in 2002, Mr. Burer was employed by Chesnut Properties, a real estate investment company located in San Diego.

Mr. Burer received his undergraduate degree in Accounting from Boston College’s Carroll School of Management, his MBA from the University of San Diego School of Business, and his Juris Doctor degree from the University of San Diego School of Law. He is a licensed California attorney and a licensed real estate broker in California and Arizona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: May 4, 2010	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer